Exhibit 1.01

KVH Industries, Inc.

CONFLICT MINERALS REPORT

This Conflict Minerals Report of KVH Industries, Inc. (“KVH”, “we”, or “our”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2018 to December 31, 2018.

Rule 13p-1 and Form SD require companies to disclose certain information regarding products that they manufacture, or contract to manufacture, when: (a) those products contain one or more of the minerals gold, columbite-tantalite (coltan), cassiterite, or wolframite, or their derivatives tantalum, tin, and tungsten (the “Conflict Minerals”); (b) those Conflict Minerals are necessary to the functionality or production of those products; and (c) those Conflict Minerals originated, or may have originated, in the Democratic Republic of the Congo or in a country that shares an internationally recognized border with the Democratic Republic of the Congo (the “Covered Countries”).

Section 1.  Product Review and Reasonable Country of Origin Inquiry

Section 1.1  Product Review

KVH conducted an analysis of its product lines and determined that Conflict Minerals are used in its system-level products and components.

Section 1.2  Reasonable Country of Origin Inquiry and Conclusion

KVH’s international supply chain is complex. KVH is several layers removed from the smelters in its supply chain, making it difficult to trace the origin of any Conflict Minerals necessary to the functionality or production of its products. Due to the breadth and complexity of our products and supply chain, it is taking time for many of our suppliers to verify the origin of all of the Conflict Minerals supplied to us.

For our 2018 reasonable country of origin inquiry (“RCOI”), we reviewed our suppliers of direct materials, components and system-level products (collectively referred to as “Supplier Materials”). We generated internal reports analyzing all Supplier Material purchases for 2018 (“Total Supplier Spend”). We then ranked each supplier based on the aggregate Total Supplier Spend. We determined that suppliers with $25,000 or more in Total Supplier Spend accounted for more than 97% of Total Supplier Spend made by KVH during 2018, and determined that it would be reasonable to concentrate our RCOI efforts on this group of 106 suppliers. We refer to this group of suppliers as our “Primary Suppliers.”

We then elected to survey all our Primary Suppliers. For 2018, KVH did not exclude any suppliers based on the type of Supplier Materials sold to KVH. Although this same approach was taken in 2017, we discovered that the number of Primary Suppliers surveyed by KVH increased from 90 in 2017 to 106 in 2018.

In our RCOI for 2018, we surveyed our Primary Suppliers using a template developed by the Responsible Business Alliance (RBA) and the Global e-Sustainability Initiative (GeSI) (the “Conflict Minerals Reporting Template”). KVH sent the Conflict Minerals Reporting Template to all 106 Primary Suppliers and received 106 responses, which represented 100% of our targeted supplier group. Of the 106 responses received by KVH, 30 indicated that the Conflict Minerals used in Supplier Materials supplied to KVH came from “conflict-free” sources and furnished a list of their verified smelters; 54 confirmed that no Conflict Minerals were used in the Supplier Materials supplied to KVH; and 22 indicated that they were unsure of the origin of the Conflict Minerals in the Supplier Materials that they supplied to us.

Although the percentage of our Primary Suppliers who reported themselves as DRC conflict “undeterminable” decreased from 27% in 2017 to 21% in 2018, we concluded that, for 2018, as in prior reporting years, we do not have sufficient information from our suppliers or other sources to determine with specificity the countries of origin of the Conflict Minerals used in our products or whether they are from recycled or scrap sources. Therefore, we cannot exclude the possibility that some of these Conflict Minerals may have originated in the Covered Countries and/or are not from recycled or scrap sources.

Section 2.  Due Diligence

KVH’s due diligence efforts related to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by KVH; (iii) for which the manufacture was completed during 2018; and (iv) for which KVH was unable to form the basis for a reasonable belief that none of the Conflict Minerals necessary to the functionality or production of those products originated in a Covered Country. The products, which are hereinafter referred to collectively as the “Covered Products,” include KVH’s mobile satellite communications products and components, as well as inertial navigation products and components.

Section 2.1  Design of KVH’s Due Diligence Measures

KVH designed its due diligence measures to conform to the framework set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”).

Section 2.2  Due Diligence Measures Performed by KVH

The due diligence processes followed by KVH are described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

1.              Management Systems

We previously established and have maintained throughout 2018 internal processes for Conflict Minerals supply chain due diligence and reporting. We have implemented a Conflicts Minerals Policy Statement and related procedures to help support our supply chain due diligence efforts and communication processes designed to provide information, including our Conflict Minerals Policy Statement, to our suppliers and to the public. In this regard, our supplier purchase contracts include terms and conditions and other contractual flow-downs requiring supplier cooperation and compliance with KVH’s due diligence efforts. We also maintain a “Supplier Information” web page to facilitate supplier access to important documents, including but not limited to KVH’s Conflicts Minerals Policy Statement, Standard Terms and Conditions of Purchase and General Quality Clauses, each of which can be found at http://www.kvh.com/suppliers.

For 2018, our efforts to identify smelters/refiners in our supply chain was facilitated through the use of due diligence tools created by the Responsible Minerals Initiative (“RMI”) founded by the RBA and GeSI for independent third-party audit information, including the Conflict Minerals Reporting Template. The information furnished by our Primary Suppliers was reviewed and analyzed by our internal team led by KVH’s Director of Global Supply Chain and retained within the company’s document retention system. The data obtained from our Primary Suppliers was vetted by our Global Supply Chain team and then used to generate a comprehensive list of all smelters/refiners that had been identified by our Primary Suppliers, which list was then cross-referenced against information from RMI’s Responsible Minerals Assurance Process (“RMAP”) to help us identify the compliant smelters/refiners and origin of minerals processed.

2.              Assessment of Risk in the Supply Chain

In order to determine the origin of Conflict Minerals in the Covered Products:

•                  An initial meeting of our Global Supply Chain team was held on February 1, 2019 to review our 2018 annual spending and to determine the parameters of our RCOI for 2018.

•                  On or about February 14, 2019, we sent letters to our Primary Suppliers, explaining the rule and referring the suppliers to online training materials and instructions, and solicited survey responses using the Conflict Minerals Reporting Template.

•                  Having received responses from 72 of the 106 Primary Suppliers within the first two weeks of March 2019, our Global Supply Chain team sent follow-up emails to all non-responsive Primary Suppliers on or about March 13, 2019.

•                  By April 10, 2019, KVH had received responses from 105 of the 106 Primary Suppliers, and over the next 2 weeks, members of KVH’s Global Supply Chain team made telephone calls to the last remaining Primary Supplier, and, by April 22, 2019, KVH had received responses from all 106 of its Primary Suppliers.

•                  Having received responses from 100% of our Primary Suppliers, KVH then reviewed the responses in detail and followed up on any incomplete or ambiguous responses.

•                  Our Global Supply Chain team identified 10 Primary Suppliers who have reported themselves to be DRC conflict undeterminable in 2016, 2017 and 2018. On May 22, 2019, after verifying that we no longer do business with 2 of these 10 Primary Suppliers, our Global Supply Chain team contacted the remaining 8 Primary Suppliers to request specific information regarding any actions they have taken to improve their due diligence process and compliance efforts.

•                  Our Global Supply Chain team then compared the smelters/refiners identified by its Primary Suppliers against the list of facilities that have received a “conformant” designation from the RMI’s RMAP, which designations provide country of origin and due diligence information on the Conflict Minerals sourced by such facilities.

3.              Strategies to Respond to Identified Risks

KVH’s due diligence efforts are an evolving process that we strive to improve by: (i) focusing on the reliability and quality of the information received from our Primary Suppliers; (ii) reviewing responses and following up on incomplete, inaccurate or ambiguous data; (iii) contacting Primary Suppliers who have consistently reported products to be “DRC conflict undeterminable” or the equivalent to determine what steps they have taken to improve their due diligence processes; and (iv) maintaining internal processes designed to emphasize the importance of supplier cooperation and compliance with our Conflict Minerals Policy Statement through readily accessible policies and contractual flow-down clauses governing the business relationship, which not only provide us with leverage to promote compliance but also the flexibility needed to reassess and/or terminate certain relationships, as appropriate.

4.              Independent Third-Party Audits

As a result of KVH’s position in the supply chain, there are generally several tiers of suppliers between KVH and the smelters/refiners in our supply chain, and therefore we do not conduct or commission independent third-party audits of the smelters and refiners from which our Primary Suppliers source Conflict Minerals. KVH has relied upon industry initiatives, including the RMI’s RMAP, for independent third-party audit information.

5.              Reporting

With the preparation and submission of this Conflict Minerals Report, KVH has provided a public report of its due diligence measures with regard to the sourcing of Conflict Minerals. A copy of this report is available at http://www.kvh.com/secfilings.

Section 3.  Results of Due Diligence

The response rate among our Primary Suppliers in 2018 was 100%. Among the responses, some of our Primary Suppliers were unable to identify any of the smelters or refiners used in the Supplier Materials supplied to us and certain responses also included names of smelters or refiners that we believe may have been incomplete or misidentified. Such names have not been included among the list of smelters and refiners identified by our Primary Suppliers in Annex 1 below.

In total, we identified approximately 358 smelters as potential sources of Conflict Minerals that were reported to be in the supply chain at some point during the 2018 calendar year. The table below presents the total number of identified smelters or refiners for each mineral and the corresponding percentage of each group that we have been able to verify as conflict-free according to information provided on the RMI website.

Metal	Total Number of Identified Smelters for Each Metal	Identified Smelters or Refiners Verified as RMAP Conformant
Gold	162	57%
Tantalum	48	71%
Tin	100	62%
Tungsten	48	71%

For the Conflict Minerals contained in the Covered Products, KVH’s due diligence efforts failed to clarify whether the Conflict Minerals contained in those products may have originated in a Covered Country or came from recycled or scrap sources. Certain Primary Suppliers did identify smelters that KVH believes to be higher-risk based on publicly available information, including:

•                  African Gold Refinery

•                  Fidelity Printers and Refiners Ltd.

•                  Sudan Gold Refinery

•                  Universal Precious Metals Refining Zambia

We were unable to validate that any of the smelters or refiners identified by our Primary Suppliers, including the smelters identified above, are actually in our supply chain. As we did last year, we initiated risk-mitigation activities with respect to the higher-risk suppliers and will contact the relevant suppliers to confirm what efforts each has taken either to certify its smelters or to identify alternate sources, if necessary.

Based on our due diligence efforts, KVH has concluded that we do not have sufficient information to determine with specificity the country of origin of all of the Conflict Minerals in our Covered Products or to determine whether the Conflict Minerals were from recycled or scrap sources. Based on the information received from our Primary Suppliers, KVH believes that the facilities that may have been used to process Conflict Minerals in our Covered Products include the smelters and refiners listed in Annex 1 below.

Section 4.  Future Steps to Improve Due Diligence

In order to improve our due diligence process and compliance efforts for 2019, KVH intends to:

•                  Continue to gather additional information which will assist us in determining whether the Conflict Minerals we utilize benefit armed groups contributing to human rights violations;

•                  Update our vendor onboarding questionnaire to include a new section on conflict mineral compliance;

•                  Continue to collect and evaluate supplier responses and follow-up with those suppliers that we have deemed to be a higher risk due to incomplete or ambiguous responses, and

•                  Continue to review, and, if necessary, reassess supplier relationships based on information and resources provided by third-party conflict minerals audit programs such as the RMI’s RMAP and other industry initiatives promoting responsible mineral sourcing practices.

KVH will continue to expect our suppliers to reasonably assure us that the minerals in the products they supply are conflict-free.

Section 5.  Forward Looking Statements

This report includes forward-looking statements that involve risks and uncertainties, including for example statements regarding our due diligence processes with respect to Conflict Minerals. Forward-looking statements are not guarantees of future performance. KVH assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Annex 1

* Denotes smelters/ refiners that received a “conflict-free” designation from an independent third-party audit program, as of May 22, 2019.

Metal	Smelter or Refiner Name	Country
Gold	L’Orfebre S.A.*	Andorra
Gold	Abington Reldan Metals, LLC	Australia
Gold	AGR Mathey	Australia
Gold	Morris and Watson Gold Coast	Australia
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Tony Goetz NV	Belgium
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Marsam Metals*	Brazil
Gold	Umicore Brasil Ltda.*	Brazil
Gold	Asahi Refining Canada Limited*	Canada
Gold	CCR*	Canada
Gold	Johnson Matthey Limited	Canada
Gold	Royal Canadian Mint*	Canada
Gold	Xstrata	Canada
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	China
Gold	CHALCO Yunnan Copper Co. Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd*	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Fujian Zijin mining stock company gold smelter	China
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Great Wall Precious Metals Co,. LTD.	China
Gold	Guangdong Gaoyao Co	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	JCC	China
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Suzhou) Ltd.*	China

Metal	Smelter or Refiner Name	Country
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Shangdong Humon Smelting Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Zhongjin Gold Corporation Limited	China
Gold	SAFINA A.S.	Czech Republic
Gold	SAAMP	France
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Aurubis AG*	Germany
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Doduco*	Germany
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	SAXONIA Edelmetalle GmbH*	Germany
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Heraeus Ltd. Hong Kong*	Hong Kong
Gold	BALORE REFINERSGA	India
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Sai Refinery	India
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	8853 S.p.A.*	Italy
Gold	Chimet S.p.A.*	Italy
Gold	Faggi Enrico S.p.A.	Italy
Gold	Italpreziosi*	Italy
Gold	Safimet S.p.A*	Italy
Gold	T.C.A S.p.A*	Italy
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Amagasaki Factory, Hyogo Prefecture, Japan	Japan
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Chugai Mining	Japan
Gold	Dowa*	Japan
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Japan Mint*	Japan
Gold	JX Nippon Mining & Metals Co., Ltd. *	Japan
Gold	Kojima Chemicals Co., Ltd. *	Japan
Gold	Matsuda Sangyo Co., Ltd. *	Japan

Metal	Smelter or Refiner Name	Country
Gold	MEM (Sumitomo Group)	Japan
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Kinzoku Co., Ltd.	Japan
Gold	Mitsui Mining and Smelting Co., Ltd. *	Japan
Gold	Nihon Material Co., Ltd. *	Japan
Gold	Ohura Precious Metal Industry Co., Ltd. *	Japan
Gold	Shonan Plant Tanaka Kikinzoku	Japan
Gold	Sumitomo Metal Mining Co., Ltd. *	Japan
Gold	Tanaka Kikinzoku Kogyo K.K. *	Japan
Gold	Tokuriki Honten Co., Ltd. *	Japan
Gold	Yamakin Co., Ltd. *	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Daejin Indus Co., Ltd.*	Korea, Republic of
Gold	Do Sung Corporation	Korea, Republic of
Gold	DS PRETECH Co., Ltd.*	Korea, Republic of
Gold	HeeSung Metal Ltd.*	Korea, Republic of
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Korea Zinc Co., Ltd.*	Korea, Republic of
Gold	LS-NIKKO Copper Inc.*	Korea, Republic of
Gold	NH Recytech Company	Korea, Republic of
Gold	Samdok Metal	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	SungEel HiMetal Co., Ltd.*	Korea, Republic of
Gold	Torecom*	Korea, Republic of
Gold	Kyrgyzaltyn JSC*	Kyrgyzstan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Caridad	Mexico
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico
Gold	Remondis Argentia B.V.	Netherlands
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Morris and Watson	New Zealand
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	KGHM Polska Miedz S.A.	Poland
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation

Metal	Smelter or Refiner Name	Country
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	Shyolkovsky*	Russian Federation
Gold	L’ azurde Company For Jewelry	Saudi Arabia
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	AU Traders and Refiners*	South Africa
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Sudan Gold Refinery	Sudan
Gold	Boliden AB*	Sweden
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	Cendres + Metaux S.A.*	Switzerland
Gold	Metalor Technologies S.A.*	Switzerland
Gold	PAMP S.A.*	Switzerland
Gold	PX Precinox S.A.*	Switzerland
Gold	Valcambi S.A.*	Switzerland
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Singway Technology Co., Ltd.*	Taiwan
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	ATAkulche	Turkey
Gold	Istanbul Gold Refinery*	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	African Gold Refinery	Uganda
Gold	Al Etihad Gold Refinery DMCC*	United Arab Emirates
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Abington Reldan Metals, LLC	United States
Gold	Accurate Refining Group	United States
Gold	Advanced Chemical Company*	United States
Gold	Asahi Refining USA Inc.*	United States
Gold	Elemetal Refining, LLC	United States
Gold	Geib Refining Corporation*	United States
Gold	Kennecott Utah Copper LLC*	United States
Gold	Materion*	United States
Gold	Metalor USA Refining Corporation*	United States
Gold	Pease & Curren	United States
Gold	QG Refining, LLC	United States
Gold	Republic Metals Corporation	United States

Metal	Smelter or Refiner Name	Country
Gold	Sabin Metal Corp.	United States
Gold	United Precious Metal Refining, Inc.*	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Mineracao Taboca S.A.*	Brazil
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	China
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Jiujiang Janny New Material Co., Ltd.*	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	RFH	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)*	India
Tantalum	Asaka Riken Co., Ltd.*	Japan
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	Mitsui Mining & Smelting*	Japan

Metal	Smelter or Refiner Name	Country
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	Power Resources Ltd.	Macedonia, the former Yugoslav Republic of
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	Hi-Temp	United States
Tantalum	D Block Metals, LLC*	United States
Tantalum	Exotech Inc.*	United States
Tantalum	Global Advanced Metals Boyertown*	United States
Tantalum	H.C. Starck Inc.*	United States
Tantalum	KEMET Blue Powder*	United States
Tantalum	QuantumClean*	United States
Tantalum	Telex Metals*	United States
Tin	Metallo Belgium N.V.*	Belgium
Tin	EM Vinto*	Bolivia
Tin	OMSA	Bolivia
Tin	Cooper Santa	Brazil
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	Brazil
Tin	Melt Metais e Ligas S.A.*	Brazil
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Resind Ind e Com Ltda.*	Brazil
Tin	Soft Metais Ltda.*	Brazil
Tin	Super Ligas	Brazil
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tin	Chengfeng Metals Co Pte Ltd	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tin	China Rare Metal Material Co., Ltd.	China
Tin	China Tin (Hechi)	China
Tin	China Yunnan Tin Co Ltd.	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant*	China
Tin	Gejiu Jinye Mineral Company*	China
Tin	Gejiu Kai Meng Industry and Trade LLC*	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China

Metal	Smelter or Refiner Name	Country
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	China
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Huichang Jinshunda Tin Co., Ltd.*	China
Tin	Jiangxi New Nanshan Technology Ltd.*	China
Tin	Yunnan Tin Company Limited*	China
Tin	AIM	Indonesia
Tin	ANZ	Indonesia
Tin	BML	Indonesia
Tin	Brand IMLI	Indonesia
Tin	Brand RBT	Indonesia
Tin	CV Ayi Jay*	Indonesia
Tin	CV Dua Sekawan*	Indonesia
Tin	CV Gita Pesona*	Indonesia
Tin	CV Justindo	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	GANZHOU LIANSHENG	Indonesia
Tin	Ketabang	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari*	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Serumpun*	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima*	Indonesia
Tin	PT Karimun Mining*	Indonesia
Tin	PT Kijang Jaya Mandiri*	Indonesia
Tin	PT Lautan Harmonis Sejahtera*	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada*	Indonesia

Metal	Smelter or Refiner Name	Country
Tin	PT Pelat Timah Nusantara	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri*	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	Dowa*	Japan
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Modeltech Sdn Bhd*	Malaysia
Tin	Pongpipat Company Limited	Myanmar
Tin	Funsur Smelter	Peru
Tin	Minsur*	Peru
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	Fenix Metals*	Poland
Tin	Elmet S.L.U.	Spain
Tin	Da Tong Co., Ltd	Taiwan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	Thai Solder Industry Corp., Ltd.	Thailand
Tin	Thaisarco*	Thailand
Tin	Alent plc	United States
Tin	Cookson	United States
Tin	Metallic Resources, Inc.*	United States
Tin	Tin Technology & Refining*	United States
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Da Nang Processing Import and Export Joint Stock	Vietnam
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Smelter not listed	Vietnam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tungsten	ACL Metais Eireli*	Brazil
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	China National Non Ferrous	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China

Metal	Smelter or Refiner Name	Country
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	China
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Woltech Korea Co., Ltd.*	Korea, Republic of
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	Hydrometallurg, JSC*	Russian Federation
Tungsten	Moliren Ltd.*	Russian Federation
Tungsten	Unecha Refractory metals plant*	Russian Federation
Tungsten	ATI Metalworking Products	United States
Tungsten	Global Tungsten & Powders Corp.*	United States
Tungsten	Kennametal Fallon*	United States
Tungsten	Niagara Refining LLC*	United States
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Vietnam
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam

Metal	Smelter or Refiner Name	Country
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam